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                                                                Exhibit 99.17(a)


                                 March 4, 1999



ISC Acquisition Corporation
1001 Oakdale Road
Oakdale, PA 15071

Attention:  James P. Hart
            Vice President/Chief Financial Officer

RE:         $27,000,000 Acquisition Financing

Dear Jim:

     PNC Bank, National Association (the "Bank"), is pleased to advise you that we have approved a $10,000,000 Reducing Revolving Credit Facility (the "Credit Facility") and a $17,000,000 90-Day Note (the "Note") to ISC Acquisition Corporation (the "Borrower"), a corporation created to merge with Industrial Scientific Corporation. The Credit Facility and Note are described in the Summary of Terms and Conditions that is attached to and made a part of this letter (the "Summary"). The Bank looks forward to working with you towards the closing of the Credit Facility and the Note.

     The Summary includes only a brief description of the principal terms of the Credit Facility and Note. The definitive terms of the Credit Facility and Note will be documented in a Loan Agreement and the other agreements, instruments, certificates and documents called for by the Loan Agreement or which the Bank may otherwise require (together with the Loan Agreement, the "Loan Documents").

     Although the Bank has approved the Credit Facility and the Note, the Bank's obligations are subject to several conditions. First, the Borrower must accept this letter as provided below, and must comply with all the other conditions of this letter and the Summary. After receiving the Borrower's acceptance, the definitive Loan Documents can be prepared. The Bank's obligations are conditioned on the Loan Documents being signed and delivered to the Bank in a form that is satisfactory to the Bank and its counsel. This letter is also issued subject to the statutory and other requirements by which the Bank is governed. Finally, the Bank's obligations under this letter are subject to the condition that no material adverse change occurs in the business, assets, operations, financial condition or business prospects of the Borrower.

ISC Acquisition Corporation
March 4, 1999
Page Two



     We appreciate this opportunity to provide financial services to you, and look forward to your acceptance of this letter.


                                             Very truly yours,

                                             PNC BANK, National Association

                                             /s/ Mark J. Stasenko

                                             By:  Mark J. Stasenko
                                             Title:  Vice President



With the intent to be legally bound,
the above terms and conditions are
hereby agreed to and accepted.

ISC Acquisition Corporation


By:
    ----------------------------------

Title:
    ----------------------------------

Date:
    ----------------------------------

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                                                                   March 4, 1999

                        Summary of Terms and Conditions


_________________________     ISC Acquisition Corporation (the "Company" or
Borrower                      the "Borrower")


_________________________     PNC Bank, National Association ("PNC", the
Bank                          "Bank")


_________________________     Subject to acceptable documentation,
Credit Facility               the Bank will provide:

                              I.  $10,000,000 Reducing Revolving
                                  Credit Facility ("Revolver"). The
                                  commitment under the Revolver will
                                  reduce annually, on the anniversary
                                  date by $2,000,000.

                              II. $17,000,000 90-day Note.

_________________________     To acquire all of the outstanding shares of
Purpose                       Industrial Scientific Corporation (ISCX) not
                              owned or controlled by the McElhattan family for an amount not to exceed $28.50/share plus transaction expenses.


_________________________     I.     Five Years from the date of closing.
Maturity

                              II.    90 days from the date of closing

_________________________     I.     At maturity. Until maturity, the Company
Repayment                            may borrow, repay and reborrow up to the
                                     committed amount. The committed amount
                                     reduces $2,000,000 annually until maturity.

                              II.    At maturity.

_________________________     I,II.  Floating Rate Option: PNC Bank Base Rate*
Interest Rates                       or Libor plus the credit spread based on
                                     the Funded Debt/EBITDA Ratio on a
                                     rolling four quarter basis,
                                     determined each quarter as follows:

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                              Funded Debt             LIBOR +     Commitment
                                Ratio **                           Fee ***
                              -----------------------------------------------
                              (Less than sign)=1.75    75 bps      30 bps
                              -----------------------------------------------
                              (Greater than sign)1.75  50 bps      20 bps
                              -----------------------------------------------

                              * The Base Rate is the higher of PNC
                              Bank's Prime rate or the Federal
                              Funds rate plus 1/2%.

                              ** Funded Debt Ratio consists of the
                              Company's Total Indebtedness to
                              earnings before interest, taxes,
                              depreciation and amortization
                              ("EBITDA"). Total Indebtedness is
                              defined as all indebtedness for
                              borrowed money (short and long
                              term), subordinated debt,
                              capitalized leases, reimbursement
                              obligations under letters of credit
                              and any guaranteed obligations.

                              *** The commitment fee is payable on
                              the unused portion of the Revolving
                              Credit Facility payable quarterly in
                              arrears.

                              Interest on Base Rate borrowings is
                              calculated on an actual/365 or 366
                              day basis and is payable quarterly.

                              Under the Revolving Credit Facility,
                              the Company may have no more than
                              five borrowing tranches, including
                              the Base Rate tranche, at any one
                              time.

                              II.  Fixed Rate Option:
                                   PNC Bank Cost of Funds + 50 bps. As
                                   of March 1, 1999, the indicative
                                   Fixed Rate is 6.22%. The actual rate
                                   will be set at closing.

                                   Prepayment under the Fixed Rate
                                   Option may be subject to a
                                   prepayment penalty if the current
                                   rates on comparable treasury notes
                                   are lower than the rates on treasury
                                   notes at closing. If so, the penalty
                                   is the present value of the
                                   difference.

                                   Interest on LIBOR borrowings is
                                   calculated on an actual/360 day
                                   basis and is payable the earlier of
                                   quarterly or on the last day of each
                                   interest period. LIBOR advances will
                                   be available for periods of 1, 2, 3
                                   or 6 months. LIBOR pricing will be
                                   adjusted for any statutory reserves.

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                                   Subsequent to an Event of Default
                                   which continues beyond any
                                   applicable cure period, outstandings
                                   shall bear interest at 2% over the
                                   rate of interest applicable under
                                   the Base Rate pricing option.

_________________________     The Company shall pay the Banks such
Yield Protection              additional amounts as will
                              compensate the Banks in the event
                              applicable law, or change in law,
                              subjects the Banks to reserve
                              requirements, capital requirements,
                              taxes (except for taxes on the
                              overall net income of the Banks) or
                              other charges which increase the
                              cost or reduce the yield to the
                              Banks, under customary yield
                              protection provisions.


_________________________
Fees

Closing                       $10,000 payable to Bank at closing.

_________________________     Reasonable out-of-pocket expenses
Expenses                      incurred by Bank shall be for the
                              account of the Company. These
                              include fees and expenses of any of
                              Bank's legal counsel. Initial
                              documentation will be prepared at
                              the Bank's expense. Subsequent
                              negotiations, if extensive, will
                              result in legal costs to be paid by
                              the Company.


_________________________     I.  No collateral is required. The
Collateral                        Company will agree not to grant a
                                  blanket lien on its assets to any
                                  other creditor.

                              II. The Borrower will be required
                                  to provide Cash Collateral to the
                                  extent any portion of this Note
                                  remains outstanding at the close of
                                  business on the day the Borrower
                                  merges with Industrial Scientific
                                  Corporation. Additionally, the
                                  Company will agree not to grant a
                                  blanket lien on its assets to any
                                  other creditor.

_________________________     a.  Organization and qualification.
Representations and
Warranties
                              b.  Capitalization and ownership.

                              c.  Subsidiaries.

                              d.  Power and authority.

                              e.  Validity, binding effect and
                                  enforceability.

                              f.  No conflict.

                              g.  Litigation.

                              h.  Title to properties.

                              i.  Financial statements; no
                                  material adverse change.

                              j.  Margin stock.

                              k.  Full disclosure.

                              l.  Taxes.

                              m.  Consents and approvals.

                              n.  No Event of Default; compliance
                                  with instruments.

                              o.  Patents, trademarks, copyrights,
                                  licenses.

                              p.  Security interests.

                              q.  Mortgage liens.

                              r.  Insurance.

                              s.  Compliance with laws.

                              t.  Material contracts.

                              u.  Investment companies.

                              v.  Plans and benefit arrangements.

                              w.  Employment matters.

                              x.  Environmental matters.

                              y.  Senior debt status.

                              z.  Year 2000 compliant.

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                              Other Representations and Warranties
                              as appropriate.

_________________________     Receipt by Bank of the following, in
Conditions Precedent to       form and substance satisfactory to
Lending                       the Bank:



                              a.  Closing certificate as to
                                  accuracy of Representation and
                                  Warranties, compliance with
                                  covenants and absence of Event of
                                  Default or Potential Event of
                                  Default.

                              b.  Certified resolutions,
                                  incumbency certificate and corporate
                                  documents.

                              c.  Delivery of all definitive
                                  financing documents.

                              d.  Opinion of counsel.

                              e.  No material adverse change in
                                  the Borrower and/or Industrial
                                  Scientific Corporation.

                              f.  No material litigation.

                              g.  Payment of all fees and expenses
                                  subject to reimbursement.

                              h.  Evidence that Industrial
                                  Scientific has not less than
                                  $17,000,000 in cash.

                              i.  Execution of an agreement
                                  satisfactory to the Bank between the
                                  Borrower, Bank and Exchange Agent.

                              j.  Satisfactory review of an
                                  Assumption Agreement between
                                  Borrower and Industrial Scientific
                                  Corporation providing for the full
                                  and timely assumption of Borrowers
                                  liabilities.

                              Other Conditions Precedent to
                              Lending as appropriate.

_________________________     a.  Provide within 45 days after
Affirmative Covenants             each fiscal quarter, consolidated
                                  balance sheets and consolidated
                                  statements of income, retained
                                  earnings and cash flow together with
                                  a Certificate of Compliance from the
                                  Chief Executive Officer, President
                                  or Chief Financial Officer of the
                                  Company.

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                              b.  Provide within 90 days after
                                  each fiscal year-end, consolidated
                                  balance sheets and consolidated
                                  statements of income, retained
                                  earnings and cash flow together with
                                  (i) a report of an independent
                                  certified public accountant
                                  satisfactory to the Bank, (ii) any
                                  management letters of such
                                  accountants addressed to the Company
                                  and (iii) a Certificate of
                                  Compliance from the Chief Executive
                                  Officer, President or Chief
                                  Financial Officer of the Company.

                              Other Affirmative Covenants as
                              appropriate.

_________________________     a.  Leverage - The Company's Funded
Negative Covenants                Debt to EBITDA shall not exceed
                                  2.00x.


                              b.  Fixed Charge Coverage Ratio - As
                                  of the end of each fiscal quarter,
                                  for the previous four quarters, the
                                  ratio of the Company's Cash Flow
                                  from Operations to Fixed Charges
                                  shall not be less than 1.0:1.

                                  Cash Flow from Operations is defined
                                  as Net Income + Interest Expense +
                                  Depreciation + Amortization + Taxes
                                  + Non-Cash. Fixed Charges are
                                  defined as Scheduled Principal
                                  Payments or scheduled reductions in
                                  the Revolver + Interest Expense +
                                  Taxes + Dividends (including
                                  distributions for S-Corp taxes if
                                  the Borrower makes that election) +
                                  Stock repurchases post
                                  closing/merger + Capital
                                  Expenditures.

                              c.  Limitation on sale of assets.

                              d.  Limitation on additional
                                  indebtedness, liens and leases.

                              e.  Prohibition on change of
                                  business.

                              f.  Prohibition on change of control.

                              g.  Limitations on mergers and
                                  acquisitions.

                              h.  Limitations on Investments and
                                  Advances to Officers.

                                      -8-
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                              Other Negative Covenants as
                              appropriate.

_________________________     a.  Payment default.
Events of Default

                              b.  Breach of Representations or
                                  Warranties.

                              c.  Violation of covenant(s).

                              d.  Cross default to other debt.

                              e.  Bankruptcy, insolvency.

                              f.  Failure of Borrower to merger
                                  with Industrial Scientific
                                  Corporation within 48 hours of
                                  funding the Revolver.

                              Other Events of Default as
                              appropriate.

_________________________     Pennsylvania.
Governing Law

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